UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 30, 2014

Date of Report

(Date of earliest event reported)

APPIPHANY TECHNOLOGIES HOLDINGS CORP.
(Exact name of Company as specified in its charter)

Nevada	000-54524	30-0678378
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 21101 Orchard Park, Kelowna, British Columbia, Canada, V1Y 9N8
(Address of principal executive offices)

Phone: (205) 864-5377
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

Form 8-K

Current Report

Item 3.02 Unregistered Sales of Equity Securities.

From September 30, 2014 through November 12, 2014, the Company issued an aggregate of 77,355,786 shares of its common stock to a convertible promissory note holder in exchange for the convertible promissory note holder’s conversions of $46,480 worth of its outstanding convertible promissory notes.  These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder.

On October 22, 2014, the Company issued 75,000,000 restricted shares of common stock to Rob Sargent, the Chief Executive Officer and Director of the Company for his service as Chief Executive Officer and Director.  These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2014, Mr. Jesse Keller submitted his resignation as a director of the Company.  Mr. Keller’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise.  Mr. Keller confirmed he has no claims against the Company whether in respect of remuneration, severance payments, pensions, expenses or compensation for loss of office in any other respect whatsoever.  A copy of Mr. Keller’s resignation letter is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Resignation letter of Jesse Keller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

Date: November 12, 2014

By: /s/ Rob Sargent

Name: Rob Sargent

Title: Chief Executive Officer

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